                  AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

   WHEREAS, AIM VARIABLE INSURANCE FUNDS, A I M DISTRIBUTORS, INC, GE LIFE AND ANNUITY ASSURANCE COMPANY on behalf of itself and its separate accounts and CAPITAL BROKERAGE CORPORATION have previously entered into a Participation Agreement dated March 2, 2000 (the "Agreement");

   WHEREAS, effective JANUARY 1, 2006, GE LIFE AND ANNUITY ASSURANCE COMPANY changed its name to GENWORTH LIFE AND ANNUITY INSURANCE COMPANY;

   WHEREAS, effective May 23, 2005, the SEC adopted Rule 22c-2 under the 1940 Act which requires every mutual fund (or on AVIF's behalf, the principal underwriter or transfer agent) to enter into a written agreement with each financial intermediary who sells shares or otherwise maintains accounts which hold shares of AVIF for the benefit of a shareholder.

   WHEREAS, all terms not defined in this Amendment shall have the same meaning as ascribed to them in the Agreement.

NOW, THEREFORE, the premises considered the parties agree as follows:

    1. All references throughout the Agreement to GE Life and Annuity Assurance Company shall be changed to Genworth Life and Annuity Insurance Company.

    2. Schedule A to the Agreement is replaced in its entirety with the attached Amended and Restated Schedule A, dated February 27, 2007.

    3. The following new Section 2.6 is added to the Agreement:

       2.6 Control of Excessive Short-Term Trading

   (a) LIFE COMPANY acknowledges that AVIF has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of Fund Shares in quantities great enough to disrupt orderly management of the corresponding Fund's investment portfolio. Disclosure pertaining to these policies is contained in the current prospectus for the Fund, as currently required by applicable federal securities law.

   (b) AVIF acknowledges that LIFE COMPANY, on behalf of its Account, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Account including those investing in the Funds which are available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Account through which the Contracts are offered.

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   (c) LIFE COMPANY will cooperate with AIM's requests in taking steps to deter and detect such transfers by Contract owners. In connection therewith, and in compliance with Rule 22c-2 under the 1940 Act, LIFE COMPANY will provide AIM, upon AIM's request, with the taxpayer identification number ("TIN"), if known, of any or all Contract owners and the amount, date, name or other identifier of any investment professional(s) associated with the Contract owner(s) (if known), and transaction type (purchase or redemption) of every purchase or redemption of shares of AVIF held through an Account maintained by LIFE COMPANY during the period covered by the request.

       (i) Requests made pursuant to this Section 2.6(c) must set forth a specific time period, not to exceed ninety (90) days from the date of the request, for which the transaction is sought. AIM may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by AVIF for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by AVIF.

       (ii) If requested by AIM, LIFE COMPANY shall provide the information specified above with respect to each account for each trading day.

       (iii) LIFE COMPANY agrees to transmit the requested information that is on its books and records to AIM or its designee promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on LIFE COMPANY's books and records, LIFE COMPANY agrees to: (A) provide or arrange to provide to AIM the requested information from Contract owners who hold an account with an indirect intermediary; or (B) if directed by AIM, block further purchases of AVIF shares from such indirect intermediary. In such instance, LIFE COMPANY agrees to inform AIM whether it plans to perform
       (A) or (B). Responses required by this Paragraph must be communicated in writing and in a format mutually agreed upon by LIFE COMPANY and AIM. To the extent practicable, the format for any transaction information provided to AIM should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.

       (iv) AVIF and AIM agree not to use the information received for marketing or any other similar purpose without the prior written consent of the Life Company.

       (v) LIFE COMPANY agrees to execute written instructions from AIM to restrict or prohibit further purchases of AVIF shares as directed by a Contract owner that has been identified by AIM as having engaged in transactions of AVIF's shares that violate policies established by AVIF for

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       the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by AVIF.

       (vi) Instructions submitted by AIM to LIFE COMPANY, pursuant to this
       Section 2.6(c) must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

       (vii) LIFE COMPANY agrees to execute institutions received by LIFE COMPANY from AIM, pursuant to this Section 2.6(c) as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by LIFE COMPANY. LIFE COMPANY agrees to provide AIM with written confirmation that the instructions have been executed. LIFE COMPANY agrees to provide this written confirmation as soon as reasonably practicable, but in no event, later than ten (10) business days after the instructions have been executed.

               (less than)Signatures on Next Page(greater than)

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Agreed and Executed:

                                           AIM Variable Insurance Funds

                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------
                                           Date:
                                                  -----------------------------

                                           A I M Distributors, Inc.

                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------
                                           Date:
                                                  -----------------------------

                                           Genworth Life and Annuity Insurance
                                           Company

                                           By:
                                                  -----------------------------
                                           Name:  Geoffrey S. Stiff

                                           Title: Senior Vice President

                                           Date:
                                                  -----------------------------

                                           Capital Brokerage Corporation

                                           By:
                                                  -----------------------------
                                           Name:  Geoffrey S. Stiff

                                           Title: Senior Vice President

                                           Date:
                                                  -----------------------------

                             Amended and Restated
                  Schedule A to Fund Participation Agreement

                               February 27, 2007

   FUNDS AVAILABLE UNDER THE CONTRACTS

   AIM VARIABLE INSURANCE FUNDS

   AIM V.I. Basic Value Fund - Series II shares
   AIM V.I. Capital Appreciation Fund - Series I shares
   AIM V.I. Capital Development Fund - Series I shares
   AIM V.I. Core Equity Fund - Series I shares
   AIM V.I. Global Real Estate Fund - Series II shares
   AIM V.I. Government Securities Fund - Series I shares
   AIM V.I. International Growth Fund - Series II shares
   AIM V.I. Large Cap Growth Fund - Series I shares
   AIM V.I. Technology Fund - Series I shares
   AIM V.I. Utilities Fund - Series I shares

   SEPARATE ACCOUNTS UTILIZING THE FUNDS

   Genworth Life & Annuity VA Separate Account 1
   Genworth Life & Annuity VA Separate Account 2
   Genworth Life & Annuity VA Separate Account 3
   Genworth Life & Annuity VL Separate Account 1

   CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS UTILIZING THE FUNDS

   RetireReady Accumulator Variable Life Insurance
   RetireReady Legacy Variable Life Insurance
   RetireReady Protection Plus Variable Life Insurance

   Variable Income Provider Immediate Variable Annuity
   Foundation Variable Annuity
   Personal Income Design Variable Annuity
   Savvy Investor Variable Annuity
   RetireReady Bonus Variable Annuity
   RetireReady Choice Variable Annuity
   RetireReady Extra Variable Annuity
   RetireReady Extra II Variable Annuity
   RetireReady Freedom Variable Annuity
   RetireReady Selections Variable Annuity